Registration No. 333-

As filed with the United States Securities and Exchange Commission on May 8, 2013

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE MANITOWOC COMPANY, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	39-0448110
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2400 South 44th Street Manitowoc, Wisconsin	54221-0066
(Address of Principal Executive Offices)	(Zip Code)

THE MANITOWOC COMPANY, INC.

2013 OMNIBUS INCENTIVE PLAN

 (Full title of the plan)

MAURICE D. JONES, ESQ. Senior Vice President, General Counsel and Secretary The Manitowoc Company, Inc. 2400 South 44th Street Manitowoc, Wisconsin 54221-0066	Copy to: HOYT R. STASTNEY, ESQ. Quarles & Brady LLP 411 East Wisconsin Avenue Milwaukee, Wisconsin 53202
(Name and address of agent for service)

(920) 684-4410

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, $0.01 par value per share	8,000,000 shares	$17.36	(2)	$138,880,000.00	(2)	$18,943.24
Common Stock Purchase Rights	(3)	(3)		(3)		(3)

(1)                                                         The Manitowoc Company, Inc. 2013 Omnibus Incentive Plan (the “Plan”) provides by its terms for the issuance of up to 8,000,000 shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”).  The Plan provides for possible adjustment of the number, type and/or exercise price of equity subject to outstanding awards in the event of certain capital or other changes affecting the Common Stock.  Thus, in addition to the above stated 8,000,000 shares of Common Stock, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of shares of Common Stock that may become subject to the Plan by means of any such adjustment.

(2)                                                         Pursuant to Rule 457(h), estimated solely for the purpose of computing the registration fee, based upon the average of the high and low sales prices of the Registrant’s Common Stock on the New York Stock Exchange on May 2, 2013.

(3)                                                         The common stock purchase rights (the “Rights”) are attached to, and traded with, the shares of common stock being registered; the value attributable to the Rights, if any, is reflected in the value attributable to the Common Stock.

PART I

Information specified in Part I of Form S-8 (Items 1 and 2) will be sent or given to Plan participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed with the Commission by The Manitowoc Company, Inc. (the “Registrant”) (Commission File No. 1-11978) pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, are incorporated herein by reference:

(a)         The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012;

(b)         The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013;

(c)          The Registrant’s Current Reports on Form 8-K dated April 3, 2013, April 23, 2013 and May 7, 2013;

(d)         The description of the Registrant’s common stock contained in Item 1 of its Registration Statement on Form 8-A/A, dated March 22, 2007, and any amendment or report updating that description; and

(e)          The description of the Registrant’s common stock purchase rights contained in its Registration Statement on Form 8-A, dated March 22, 2007, and any amendment or report updating that description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

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Item 6.  Indemnification of Directors and Officers.

The Registrant is incorporated under the Wisconsin Business Corporation Law (the “WBCL”).  Pursuant to the provisions of the WBCL and the by-laws of the Registrant, directors and officers of the Registrant are entitled to mandatory indemnification from the Registrant against certain liabilities (which may include liabilities under the Securities Act of 1933) and expenses (i) to the extent such officers or directors are successful in the defense of a proceeding; and (ii) in proceedings in which the director or officer is not successful in defense thereof, unless it is determined that the director or officer breached or failed to perform his or her duties to the Registrant and such breach or failure constituted: (a) a willful failure to deal fairly with the Registrant or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of criminal law unless the director or officer had a reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct.  The WBCL specifically states that it is the public policy of Wisconsin to require or permit indemnification in connection with a proceeding involving securities regulation, as described therein, to the extent required or permitted as described above.  Additionally, under the WBCL, directors of the Registrant are not subject to personal liability to the Registrant, its shareholders or any person asserting rights on behalf thereof, for certain breaches or failures to perform any duty resulting solely from their status as directors, except in circumstances paralleling those outlined in (a) through (d) above.  The indemnification provided by the WBCL and the Registrant’s by-laws is not exclusive of any other rights to which a director or officer may be entitled.

Expenses for the defense of any action for which indemnification may be available may be advanced by the Registrant under certain circumstances.

The Registrant maintains an insurance policy, which indemnifies its officers and directors against certain liabilities.

The Registrant has entered into Indemnity Agreements with each of the members of the Registrant’s Board of Directors and each executive officer of the Registrant. Pursuant to such Indemnity Agreements, the Registrant is required to indemnify each such person to the fullest extent permitted or required by the Wisconsin Business Corporation Law against any liability incurred by such person in any proceeding in which such person is a party because he or she is a director or executive officer of the Registrant

Item 8.  Exhibits.

See the Exhibit Index following the Signatures page in this Registration Statement, which Exhibit Index is incorporated herein by reference.

Item 9.  Undertakings.

(a)                                 The undersigned Registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

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(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

….

(b)                                 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

....

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(h)                                 Reference is made to the indemnification provisions described in Item 6 of this Registration Statement.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc, State of Wisconsin, on May 8, 2013.

The Manitowoc Company, Inc.
(Registrant)

By:	/s/ Glen E. Tellock
Glen E. Tellock
Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Glen E. Tellock, Carl J. Laurino and Maurice D. Jones, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.*

Name	Capacity

/s/ Glen E. Tellock	Chairman and Chief Executive Officer
Glen E. Tellock	(Principal Executive Officer and Director)

/s/ Carl J. Laurino	Senior Vice President and Chief Financial
Carl J. Laurino	Officer (Principal Financial Officer and
Principal Accounting Officer)

/s/ Roy V. Armes	Director
Roy V. Armes

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Name	Capacity

/s/ Joan K. Chow	Director
Joan K. Chow

/s/ Donald M. Condon, Jr.	Director
Donald M. Condon, Jr.

/s/ Cynthia M. Egnotovich	Director
Cynthia M. Egnotovich

/s/ Kenneth W. Krueger	Director
Kenneth W. Krueger

/s/ Keith D. Nosbusch	Director
Keith D. Nosbusch

/s/ James L. Packard	Director
James L. Packard

/s/ Robert C. Stift	Director
Robert C. Stift

* Each of these signatures is affixed as of May 8, 2013.

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The Manitowoc Company, Inc.

(the “Registrant”)

(Commission File No. 1-11978)

EXHIBIT INDEX

TO

FORM S-8 REGISTRATION STATEMENT

Exhibit Number	Description	Incorporated Herein by Reference To	Filed Herewith
4.1	Amended and Restated Articles of Incorporation of the Registrant	Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated May 7, 2013.
4.2	Restated By-laws of the Registrant, as amended through May 7, 2013	Exhibit 3.2 to the Registrant’s Current Report on Form 8-K dated May 7, 2013.
4.3	Rights Agreement, dated as of March 21, 2007, between the Registrant and Computershare Trust Company, N.A., as Rights Agent	Exhibit 4.1 to the Registrant’s Current Report on Form 8-K dated March 21, 2007.
4.4	The Manitowoc Company, Inc. 2013 Omnibus Incentive Plan	Appendix A to the Registrant’s Proxy Statement on Schedule 14A, filed on March 22, 2013.
5	Opinion of Quarles & Brady LLP		X
23.1	Consent of PricewaterhouseCoopers LLP		X
23.2	Consent of Quarles & Brady LLP		Contained in Opinion filed as Exhibit 5
24	Powers of Attorney		Contained in Signatures page to this Registration Statement

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